For Immediate Release

Media Contact:
Scott Eckstein
212/827-3766

Manchester, Inc. Appoints Rodefer Moss & Co. as Independent Auditor

Dallas, TX, October 24, 2006 -- Manchester, Inc. (MNCS.OB) today announced that the Company has appointed the public accounting firm of Rodefer Moss & Co, PLLC ("Rodefer Moss") as its new independent auditor effective October 20. Rodefer Moss had previously undertaken and completed the three year combined audit of Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation in connection with the October 4, 2006 acquisition of These companies by Manchester Inc. The financial statements of the Nice Cars companies audited by Rodefer Moss were included as exhibits to the Company's disclosure statement filed on Form 8-K with the U.S. Securities & Exchange Commission on October 11, 2006.

Rodefer Moss is a regional accounting and consulting firm which Operates from offices in Knoxville , Nashville , Greeneville and the Tri-Cities Of Tennessee. Rodefer Moss is a registered member of the Public Company Accounting Oversight Board. They are also a member of the AICPA Center for Public Company Auditing Firms. Rodefer Moss serves many of the Strongest private companies, governmental units and non-profit organizations in Middle and East Tennessee, Western North Carolina, and contiguous states. Rodefer Moss also serves several large national and international companies, including other public companies.

About Manchester, Inc.

Manchester, Inc., headquartered in Dallas, Texas, seeks to create the preeminent company in the "Buy-Here/Pay Here" auto business; selling and financing used vehicles to credit impaired borrowers. The Company intends to sell acquired and newly generated receivable portfolios through a securitization process and deploy the proceeds to payoff loans utilized to acquire such receivables. On October 4, 2006, Manchester acquired Nice Cars, Inc. and Nice Cars Acceptance Corp. Nice Cars, Inc., headquartered in Chattanooga, Tennessee, which operates six automotive sales lots that focus exclusively on the Buy-Here/Pay-Here segment of the used car market. Buy- Here/Pay-Here dealerships sell and finance used cars to individuals with limited credit histories or past credit problems. Nice Cars Acceptance is a financial services affiliate of Nice Cars, Inc. that purchases the retail sales contracts of Nice Cars, Inc. and assumes all rights and responsibilities with respect to sales contracts with varying terms, generally ranging from 36-60 months.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward- looking statements are based on currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Manchester cannot provide assurances that any prospective matters described in the press release will be successfully completed or that the Company will realize the anticipated benefits of any such matters or transactions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential from war or other hostilities in other parts of the world; availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the Company's ability to retain key management and employees; intense competition and the Company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Manchester SEC filings. Manchester undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the business of Manchester, please refer to the detailed reports filed with the U.S. Securities and Exchange Commission by Manchester Inc.

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